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                            CERTIFICATE OF AMENDMENT
                                       to
                              CERTIFICATE OF TRUST

                                       of

                      ING GLOBAL DIVIDEND AND INCOME FUND
                           a Delaware Statutory Trust

      This Certificate of Amendment to Certificate of Trust of ING GLOBAL DIVIDEND AND INCOME FUND (the "Fund") is being duly executed and filed in order to change the name of the Fund.

      Name. The current name of the statutory trust is:

            ING GLOBAL DIVIDEND AND INCOME FUND

      Amendment. Effective as of the filing of this Certificate, the name of the trust is changed to:

      ING GLOBAL MANAGED DURATION INCOME AND DIVIDEND FUND

      IN WITNESS WHEREOF, the undersigned does hereby make and enter into this Certificate of Amendment to Certificate of Trust as of this 23rd day of April, 2004.





                                             ING Global Dividend and Income Fund



                                             By: /s/ Daniel A. Norman
                                                 -------------------------------
                                                 Daniel A. Norman
                                                 Trustee



                                 END OF FILING